Exhibit 10.3
FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of September 7, 2021, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and SELECTA BIOSCIENCES, INC., a Delaware corporation with offices located at 65 Grove Street, Suite 101, Watertown, MA 02472 (“Borrower”).
A.    WHEREAS, Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of August 31, 2020 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and
B.    WHEREAS, Borrower desires to enter into (i) that certain Collaboration and License Agreement with Cyrus Biotechnology, Inc., a Delaware corporation (“Cyrus”) (the “Collaboration Agreement”) pursuant to which Borrower and Cyrus will collaborate to use Cyrus’ computerized protein engineering capabilities to identify novel molecules with desired biological functions to be further developed and commercialized by Borrower, all as more particularly described in the Collaboration Agreement, and (ii) that certain Series B Preferred Stock Purchase Agreement with Cyrus (the “Stock Purchase Agreement”), pursuant to which Borrower will purchase [2,326,934] shares of Series B Preferred Stock, $0.0001 par value per share, of Cyrus for an aggregate purchase price of $[1,999,999.78], all as more particularly described therein; and
C.    WHEREAS, Borrower has requested that Collateral Agent and Lenders (i) modify the defined term Permitted Investments to add the Collaboration Agreement and the Stock Purchase Agreement as Permitted Investments and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein; and
D.    WHEREAS, Borrower, the Lenders party to this Amendment (constituting the Required Lenders) and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein.
Agreement
NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 10 (Notices). Section 10 of the Loan Agreement is hereby amended by replacing Section 10 in its entirety with the following:
“All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Collateral Agent, Lender or Borrower may change its mailing address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	SELECTA BIOSCIENCES, INC.
65 Grove Street, Suite 101
Watertown, MA 02472
Attention: Carsten Brunn, Ph.D.
Email: cbrunn@selectabio.com

with a copy to (which shall not
constitute notice) to:	COVINGTON & BURLING LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
Attention: Brian K. Rosenzweig
Email: brosenzweig@cov.com

If to Collateral Agent:	OXFORD FINANCE LLC
115 South Union Street
Suite 300
Alexandria, VA 22314
Attention: Legal Department
Fax: (703) 519-5225
Email: LegalDepartment@oxfordfinance.com

with a copy to:	SILICON VALLEY BANK
275 Grove Street, Suite 2-200
Newton, MA 02472
Attention: Ryan Roller
Email: rroller@svb.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)
500 8th Street, NW
Washington, DC 20004
Attention: Eric Eisenberg
Fax: (202) 799-5211
Email: eric.eisenberg@dlapiper.com

2.2    Section 13.1 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 13.1 of the Loan Agreement as follows:
“Collaboration Agreement” means that certain Collaboration and License Agreement, dated as of August [__], 2021, by and between Borrower and Cyrus, as in effect on the date thereof or as amended after the date thereof so long as such amendment could not reasonably be expected to be materially adverse to Borrower or to the Lenders.
“Cyrus” is Cyrus Biotechnology, Inc., a Delaware corporation.
“Permitted Investments” are:
(a)    Investments disclosed on the Perfection Certificate(s) and existing on the Effective Date;

(b)    (i) Investments consisting of cash and Cash Equivalents, and (ii) any other Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;
(c)    cash Investments by Borrower in MSC, provided that no Event of Default has occurred and is continuing or would result from such Investment;
(d)    Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;
(e)    Investments consisting of deposit accounts in which Collateral Agent has a perfected security interest, except pursuant to the terms of Section 6.6;
(f)    Investments in connection with Transfers permitted by Section 7.1;
(g)    Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors; not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate for (i) and (ii) in any fiscal year;
(h)    Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(i)    Investments (i) of Borrower and its Subsidiaries in Borrower or any Guarantor or (ii) by Borrower in other Subsidiaries not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year;
(j)    Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (j) shall not apply to Investments of Borrower in any Subsidiary;
(k)    joint ventures or strategic alliances in the ordinary course of Borrower's business consisting of licenses not prohibited hereunder, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed Five Hundred Thousand Dollars ($500,000.00) per fiscal year, and provided further that (i) an Event of Default does not exist at the time of any such Investment and would not exist after giving effect to any such Investment and (ii) the Quarterly Financial Statement (and the opinion of an independent certified public accounting firm reasonably acceptable to Collateral Agent and the Lenders) for the fiscal quarter in which such Investment is made does not contain a qualification as to going concern and a going concern qualification would not result after giving effect to any such Investment;
(l)    the Investment in Cyrus pursuant to the terms of that certain Series B Preferred Stock Purchase Agreement, dated as of August [__], 2021, by and among Borrower, Cyrus and the other purchasers party thereto, as in effect on the date thereof;
(m)    the Collaboration Agreement; and
(n)    other Investments not otherwise permitted hereunder in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in any fiscal year.

3.    Limitation of Amendment.
3.1    The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;
4.6    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Release by Borrower.
5.1    FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).
5.2    In furtherance of this release, Borrower expressly acknowledges and waives the provisions of California Civil Code Section 1542 (and any similar provision under the laws of any state), which states:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

5.3    By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
5.4    This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.
6.    Effectiveness. This Amendment shall be deemed effective as of the date hereof upon (a) the due execution of this Amendment by the parties thereto, and (b) receipt by Collateral Agent and Lenders of fully-executed copies of the Collaboration Agreement and the Stock Purchase Agreement.
7.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.
8.    Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

SELECTA BIOSCIENCES, INC.

By:	/s/ Carsten Brunn, Ph.D.
Name:	Carsten Brunn, Ph.D.
Title:	President and Chief Executive Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

LENDER:

SILICON VALLEY BANK

By:	/s/ Lauren Cole
Name:	Lauren Cole
Title:	Director

[Signature Page to First Amendment to Loan and Security Agreement]